Exhibit 99.1

CVR Energy Reports Third Quarter 2026 Results

•	Separately announced today a definitive agreement to acquire Marathon Petroleum Corporation’s St. Paul Park and Mandan refineries and related marketing business

•	Third quarter 2026 net income attributable to CVR Energy stockholders of $570 million; Adjusted EBITDA of $582 million

•	$253 million liability removed from balance sheet due to the EPA’s August 2026 decision granting a full waiver for Wynnewood Refining Company, LLC (“WRC”) for the 2025 compliance period

•	Declared cash dividend of 10 cents for the third quarter 2026

•	CVR Partners, LP (“CVR Partners”) announced a third quarter 2026 cash distribution of $1.79 per common unit

SUGAR LAND, Texas (November 3, 2026) – CVR Energy, Inc. (“CVR Energy” or the “Company”) (NYSE: CVI) today announced its third quarter 2026 results including a net income attributable to CVR Energy stockholders of $570 million, or $5.67 per diluted share, and an adjusted earnings per diluted share of $4.00, compared to net income attributable to CVR Energy stockholders of $374 million, or $3.72 per diluted share, and an adjusted earnings per diluted share of 40 cents for the third quarter of 2025. Net income for the third quarter of 2026 was $563 million compared to net income of $401 million for the third quarter of 2025. Adjusted EBITDA for the third quarter of 2026 was $582 million compared to $180 million for the third quarter of 2025.

“We are incredibly excited about our announcements this morning of a definitive agreement to acquire two high quality refineries from Marathon Petroleum, along with the associated marketing and logistics assets,” said Dane Neumann, CVR Energy’s President and Chief Executive Officer. “We also announced the best quarterly results in the Company’s history on both a consolidated basis and in the Petroleum segment, driven by strong operations across our system and record crack spreads. We are also pleased to announce a quarterly dividend of 10 cents per share. Looking ahead, we remain optimistic about the near-term outlook while we seek to close on our transformative transaction with Marathon Petroleum by the end of the year.”

“CVR Partners’ results for the third quarter were impacted by the planned turnaround at its East Dubuque facility, which was completed in mid-October as scheduled,” Neumann continued. “Despite the downtime associated with the turnaround, CVR Partners had another quarter of solid results and declared a cash distribution of $1.79 per common unit for the third quarter.”

Segment Highlights

Below are financial and operational highlights of each of the Company’s reportable segments:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Petroleum Segment
Petroleum net income (in millions)	$746	$520	$565	$223
Petroleum EBITDA* (in millions)	787	572	706	370
Petroleum Adjusted EBITDA* (in millions)	565	120	621	127
Total throughput barrels per day	227,637	215,968	218,339	169,848
Refining margin* ($ per throughput barrel)	$45.56	$35.65	$19.28	$15.93
Adjusted refining margin* ($ per throughput barrel)	34.97	12.87	17.86	10.68

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Direct operating expenses* ($ per throughput barrel)	6.15	5.69	6.06	6.62

Nitrogen Fertilizer Segment
Nitrogen Fertilizer net (loss) income (in millions)	$(11)	$43	$117	$109
Nitrogen Fertilizer EBITDA and Adjusted EBITDA* (in millions)	20	71	205	191
Ammonia utilization rate (percent of capacity utilization)	80%	95%	94%	96%
Ammonia sales volumes (thousands of tons)	36	48	164	165
UAN sales volumes (thousands of tons)	327	328	971	1,009
Ammonia pricing at gate ($ per ton)	$637	$531	$710	$561
UAN pricing at gate ($ per ton)	309	348	348	307

*	See “Non-GAAP Reconciliations” section below.

Corporate and Other

The Company reported an income tax expense of $141 million, or 20.0 percent of income before income taxes, for the three months ended September 30, 2026, compared to an income tax expense of $88 million, or 17.9 percent of income before income taxes, for the three months ended September 30, 2025. The change in income tax expense was primarily due to an increase in overall pretax earnings while the change in effective tax rate was primarily caused by changes in pretax earnings attributable to noncontrolling interests and the impact of state tax credits relative to overall pretax earnings.

Cash, Debt and Dividend

Consolidated cash and cash equivalents were $1.3 billion at September 30, 2026. Consolidated total debt and finance lease obligations were $1.8 billion at September 30, 2026, including $570 million held by the Nitrogen Fertilizer Segment.

CVR Energy announced a third quarter 2026 cash dividend of 10 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on November 23, 2026, to stockholders of record as of November 16, 2026.

CVR Partners announced that the Board of Directors of its general partner declared a third quarter 2026 cash distribution of $1.79 per common unit, which will be paid on November 23, 2026, to common unitholders of record as of November 16, 2026.

Third Quarter 2026 Earnings Conference Call

CVR Energy previously announced that it will host its third quarter 2026 Earnings Conference Call on Tuesday, November 3, at 10 a.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The third quarter 2026 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (833) 461-5787, conference ID 855547097. A repeat of the call can be accessed for seven days by dialing (833) 309-1852, conference ID 855547097. The webcast will be archived and available on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, the information provided under the section titled “Q4 2026 Outlook” herein and statements regarding future: continued safe and reliable operations; drivers of our results; impacts of planned and unplanned downtime and turnarounds on our results; asset utilization, capture, production volume, throughput, product yield and crude oil gathering rates, including the factors impacting same; crack spreads and the impacts thereof on our results; prospects for the refining industry; impact of costs to comply with the RFS and revaluation of our RFS liability; ability to secure RFS waivers; reportable segments; supply and demand trends; refining supply additions; renewable identification numbers (“RINs”) and product pricing; global fertilizer industry conditions; production levels and utilization at our nitrogen fertilizer facilities; nitrogen fertilizer sales volumes; dividends and distributions, including the timing, payment and amount (if any) thereof and any potential increase to future dividends; direct operating expenses, capital expenditures, depreciation and amortization, including the impacts thereof on our results; increase in value of our assets; timing of determinations and other interactions with, and submissions to, regulatory authorities and agencies; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) demand for fossil fuels and price volatility of crude oil, other feedstocks and refined products; the ability of the Company to pay or increase cash dividends and of CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; our ability to complete the pending acquisition of refining and marketing assets from Marathon Petroleum Corporation and to realize its anticipated benefits; our controlling shareholder’s intention regarding ownership of our common stock or CVR Partners’ common units; general economic and business conditions; political disturbances, geopolitical instability and tensions; existing and future laws, rulings, policies and regulations, including the reinterpretation or amplification thereof by regulators, and including but not limited to those relating to the environment, climate change, and/or the production, transportation, or storage of hazardous chemicals, materials, or substances, like ammonia; political uncertainty and impacts to the oil and gas industry and the United States economy generally as a result of actions taken by the administration, including the imposition of tariffs or changes in climate or other energy laws, rules, regulations, or policies; impacts of plant outages; potential operating hazards from accidents, fires, severe weather, tornadoes, floods, wildfires, or other natural disasters; the health and economic effects of any pandemic, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business, as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners. CVR Energy subsidiaries serve as the general partner and own approximately 37 percent of the common units of CVR Partners.

Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.

Contact Information:

Investor Relations

Richard Roberts

(281) 207-3205

InvestorRelations@CVREnergy.com

Non-GAAP Measures

Our management uses certain non-GAAP measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are important factors in assessing our operating results and profitability and include the measures defined below.

The following are non-GAAP measures we present for the periods ended September 30, 2026 and 2025:

EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.

Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.

Adjusted Refining Margin - Refining Margin adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Refining Margin and Adjusted Refining Margin, per Throughput Barrel - Refining Margin and Adjusted Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

Adjusted EBITDA, Petroleum Adjusted EBITDA, and Nitrogen Fertilizer Adjusted EBITDA - EBITDA, Petroleum EBITDA, and Nitrogen Fertilizer EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Adjusted Earnings (Loss) per Share - Earnings (loss) per share adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Free Cash Flow - Net cash provided by (used in) operating activities less capital expenditures and capitalized turnaround expenditures.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining and fertilizer industries, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital and turnaround expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. See “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Factors Affecting Comparability of Our Financial Results

Our results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future for the reasons discussed below.

Petroleum Segment

Major Scheduled Turnaround Activities - Total capitalized turnaround expenditures as part of planned turnarounds were $4 million and $165 million during the three months ended September 30, 2026 and 2025, respectively, and $5 million and $189 million during the nine months ended September 30, 2026 and 2025, respectively.

Renewable Fuel Standard - Based on the August 31, 2026 EPA decision document issued to the Company’s subsidiary, WRC, granting a 100 percent waiver from its RFS obligation for the 2025 compliance period (the “August 2026 SRE Decision”), WRC’s obligation for the 2025 compliance period was reduced by more than 118 million RINs, representing approximately $253 million for the three and nine months ended September 30, 2026. The August 2026 SRE Decision follows the EPA’s August 22, 2025 decision document issued to WRC, which granted full and partial waivers for WRC’s RFS obligation for the 2019 through 2024 compliance periods (the “August 2025 SRE Decision”) and reduced WRC’s RFS obligations by more than 424 million RINs, representing approximately $488 million for the three and nine months ended September 30, 2025.

Nitrogen Fertilizer Segment

Major Scheduled Turnaround Activities - We incurred turnaround expenses of $27 million and $1 million during the three months ended September 30, 2026 and 2025, respectively, and $29 million and $2 million during the nine months ended September 30, 2026 and 2025, respectively.

CVR Energy, Inc.

(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2026	2025	2026	2025
Net sales	$3,281	$1,944	$8,000	$5,352
Operating costs and expenses:
Cost of materials and other	2,203	1,096	6,398	4,195
Direct operating expenses (exclusive of depreciation and amortization)	218	179	573	503
Depreciation and amortization	77	109	232	251

Cost of sales	2,498	1,384	7,203	4,949
Selling, general and administrative expenses (exclusive of depreciation and amortization)	56	42	131	115
Depreciation and amortization	2	2	5	7
Other operating expenses, net	1	4	4	4

Operating income	724	512	657	277
Other (expense) income:
Interest expense, net	(21)	(25)	(105)	(79)
Other income, net	1	2	19	5

Income before income taxes	704	489	571	203
Income tax expense (benefit)	141	88	122	(3)

Net income	563	401	449	206
Less: Net (loss) income attributable to noncontrolling interest	(7)	27	74	69

Net income attributable to CVR Energy stockholders	$570	$374	$375	$137

Basic and diluted earnings per share	$5.67	$3.72	$3.73	$1.37
Dividends declared per share	0.10	—	0.20	—

Adjusted earnings (loss) per share *	$4.00	$0.40	$3.09	$(0.41)
EBITDA*	804	625	913	540
Adjusted EBITDA *	582	180	828	302

Weighted-average common shares outstanding - basic and diluted	100.5	100.5	100.5	100.5

*	See “Non-GAAP Reconciliations” section below.

Selected Consolidated Balance Sheet Data

(in millions)	September 30, 2026	December 31, 2025
Cash and cash equivalents	$1,278	$511
Working capital (inclusive of cash and cash equivalents)	1,029	561
Total assets	4,780	3,706
Total long-term debt and finance lease obligations, including current portion	1,781	1,765
Total liabilities	3,523	2,808
Total CVR stockholders’ equity	1,085	730

Selected Consolidated Cash Flow Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net cash provided by (used in):
Operating activities	$655	$163	$1,026	$144
Investing activities	(61)	(42)	(147)	(309)
Financing activities	(53)	(47)	(112)	(152)

Net increase (decrease) in cash, cash equivalents, and restricted cash	$541	$74	$767	$(317)

Free cash flow *	$593	$121	$878	$(176)

*	See “Non-GAAP Reconciliations” section below.

Selected Segment Data

	Three Months Ended September 30,
	2026			2025
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Net sales	$3,138	$146	$3,281	$1,739	$164	$1,944
Operating income (loss)	738	(4)	724	518	51	512
Net income (loss)	746	(11)	563	520	43	401
EBITDA*	787	20	804	572	71	625

Capital expenditures (1)
Maintenance	$14	$21	$36	$15	$8	$24
Growth	8	14	22	10	6	16

Total capital expenditures	$22	$35	$58	$25	$14	$40

	Nine Months Ended September 30,
	2026			2025
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Net sales	$7,482	$528	$8,000	$4,777	$475	$5,352
Operating income	550	139	657	224	132	277
Net income	565	117	449	223	109	206
EBITDA*	706	205	913	370	191	540

Capital expenditures (1)
Maintenance	$55	$41	$98	$70	$18	$90
Growth	24	25	49	28	12	42

Total capital expenditures	$79	$66	$147	$98	$30	$132

*	See “Non-GAAP Reconciliations” section below.
(1)	Capital expenditures are shown exclusive of capitalized turnaround expenditures.

	September 30, 2026			December 31, 2025
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Cash and cash equivalents (1)	$1,001	$158	$1,278	$253	$69	$511
Total assets	3,960	1,057	4,780	2,987	969	3,706
Total long-term debt and finance lease obligations, including current portion (2)	35	570	1,781	195	570	1,765

(1)	Corporate cash and cash equivalents consisted of $115 million and $180 million at September 30, 2026 and December 31, 2025, respectively.
(2)	Corporate total debt and finance lease obligations, including current portion consisted of $1.2 billion and $1.0 billion at September 30, 2026 and December 31, 2025, respectively.

Petroleum Segment

Refining Throughput and Production Data

Throughput Data	Three Months Ended September 30,		Nine Months Ended September 30,
(in bpd)	2026	2025	2026	2025
Gathered crude	121,329	124,940	115,243	114,664
Other domestic	88,522	74,479	76,898	40,969
Canadian	6,746	—	14,496	405
Other feedstocks and blendstocks	11,040	16,549	11,702	13,810

Total throughput	227,637	215,968	218,339	169,848

Production Data	Three Months Ended September 30,		Nine Months Ended September 30,
(in bpd)	2026	2025	2026	2025
Gasoline	111,944	105,952	108,878	84,043
Distillate	99,285	88,390	93,058	68,201
Other liquid products	8,843	15,347	8,351	11,538
Solids	5,909	4,399	6,203	3,162

Total production	225,981	214,088	216,490	166,944

Crude utilization (1)	104.9%	96.6%	100.1%	75.6%
Distillate yield (as % of crude throughput) (2)	45.8%	44.3%	45.0%	43.7%
Light product yield (as % of crude throughput) (3)	97.5%	97.5%	97.7%	97.6%
Liquid volume yield (as % of total throughput) (4)	96.7%	97.1%	96.3%	96.4%

(1)	Total Gathered crude, Other domestic, and Canadian throughput (collectively, “Total Crude Throughput”) divided by consolidated crude oil throughput capacity of 206,500 bpd.
(2)	Total Distillate divided by Total Crude Throughput.
(3)	Total Gasoline and Distillate divided by Total Crude Throughput.
(4)	Total Gasoline, Distillate, and Other liquid products divided by total throughput.

Key Market Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars per barrel)	2026	2025	2026	2025
West Texas Intermediate (WTI) NYMEX	$85.68	$64.90	$83.76	$66.63
Crude Oil Differentials to WTI:
Brent	5.61	3.26	5.10	3.28
WCS (heavy sour)	(16.25)	(11.40)	(14.81)	(11.04)
Midland Cushing	1.08	0.83	1.36	0.94
NYMEX Crack Spreads:
Gasoline	51.15	22.91	39.51	21.59
Heating Oil	95.72	33.54	70.82	29.66
NYMEX 2-1-1 Crack Spread	73.43	28.24	55.16	25.62
PADD II Group 3 Product Basis:
Gasoline	(2.18)	(3.62)	(8.51)	(3.35)
Ultra-Low Sulfur Diesel	(7.69)	(0.88)	(11.08)	(2.65)
PADD II Group 3 Product Crack Spread:
Gasoline	48.97	19.29	31.00	18.23
Ultra-Low Sulfur Diesel	88.03	32.66	59.75	27.01
PADD II Group 3 2-1-1	68.50	25.94	45.37	22.62

Nitrogen Fertilizer Segment

Production Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Consolidated production volume (thousands of tons):
Ammonia—gross produced (1)	175	208	609	621
Ammonia—net available for sale (1)	46	59	179	181
UAN	294	337	971	1,005

Feedstock:
Petroleum coke used in production (thousands of tons)	133	134	407	394
Petroleum coke used in production (dollars per ton)	$45.50	$44.58	$41.38	$47.86
Natural gas used in production (thousands of MMBtus) (2)	1,376	2,114	5,505	6,171
Natural gas used in production (dollars per MMBtu) (2)	$3.09	$3.18	$3.89	$3.72

(1)

Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.

(2)	The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Ammonia — Southern plains (dollars per ton)	$690	$618	$764	$582
Ammonia — Corn belt (dollars per ton)	746	657	819	635
UAN — Corn belt (dollars per ton)	361	399	436	375

Petroleum coke (dollars per ton)	$56.62	$64.61	$56.85	$67.75
Natural gas NYMEX (dollars per MMBtu)	2.87	3.03	3.50	3.46

Q4 2026 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the fourth quarter of 2026. See “Forward-Looking Statements” above.

	Q4 2026
	Low	High
Petroleum Segment
Total throughput (bpd)	210,000	225,000
Crude utilization (1)	95%	100%
Direct operating expenses (in millions) (2)	$115	$125

Nitrogen Fertilizer Segment
Ammonia utilization rate	88%	93%
Direct operating expenses (in millions) (2)	$58	$63

Capital Expenditures (in millions) (3)
Petroleum Segment	$45	$55
Nitrogen Fertilizer Segment	26	34
Other	4	6

Total capital expenditures	$75	$95

(1)	Represents crude oil throughput divided by consolidated crude oil throughput capacity of 206,500 bpd.
(2)	Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and inventory valuation impacts.
(3)	Turnaround and capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net income	$563	$401	$449	$206
Interest expense, net	21	25	105	79
Income tax expense (benefit)	141	88	122	(3)
Depreciation and amortization	79	111	237	258

EBITDA	804	625	913	540
Adjustments:
Changes in RFS obligation, favorable (1)	(314)	(471)	(190)	(271)
Unrealized loss on derivatives, net	127	8	278	6
Inventory valuation impacts, (favorable) unfavorable	(35)	18	(173)	27

Adjusted EBITDA	$582	$180	$828	$302

Reconciliation of Basic and Diluted Earnings per Share to Adjusted Earnings (Loss) per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Basic and diluted earnings per share	$5.67	$3.72	$3.73	$1.37
Adjustments: (2)
Changes in RFS obligation, favorable (1)	(2.36)	(3.52)	(1.42)	(2.03)
Unrealized loss on derivatives, net	0.95	0.06	2.08	0.05
Inventory valuation impacts, (favorable) unfavorable	(0.26)	0.14	(1.30)	0.20

Adjusted earnings (loss) per share	$4.00	$0.40	$3.09	$(0.41)

(1)

Changes in the RFS liability include adjustments to reflect the August 2026 SRE Decision and the August 2025 SRE Decision in the amount of $253 million and $488 million for the three and nine months ended September 30, 2026 and 2025, respectively, as well as the revaluation of the RVO.

(2)	Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net cash provided by operating activities	$655	$163	$1,026	$144
Less:
Capital expenditures	(62)	(38)	(152)	(130)
Capitalized turnaround expenditures	(1)	(5)	(2)	(196)
Return of equity method investment	1	1	6	6

Free cash flow	$593	$121	$878	$(176)

Reconciliation of Petroleum Segment Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Petroleum net income	$746	$520	$565	$223
Interest expense (income), net	(7)	—	(9)	5
Depreciation and amortization	48	52	150	142

Petroleum EBITDA	787	572	706	370
Adjustments:
Changes in RFS obligation, favorable (1)	(314)	(471)	(190)	(271)
Unrealized loss on derivatives, net	127	8	278	7
Inventory valuation impacts, (favorable) unfavorable (2)	(35)	11	(173)	21

Petroleum Adjusted EBITDA	$565	$120	$621	$127

Reconciliation of Petroleum Segment Gross Profit to Refining Margin and Adjusted Refining Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net sales	$3,138	$1,739	$7,482	$4,777
Less:
Cost of materials and other	(2,184)	(1,031)	(6,333)	(4,039)
Direct operating expenses (exclusive of depreciation and amortization)	(129)	(113)	(361)	(306)
Depreciation and amortization	(48)	(52)	(150)	(142)

Gross profit	777	543	638	290
Add:
Direct operating expenses (exclusive of depreciation and amortization)	129	113	361	306
Depreciation and amortization	48	52	150	142

Refining margin	954	708	1,149	738
Adjustments:
Changes in RFS obligation, favorable (1)	(314)	(471)	(190)	(271)
Unrealized loss on derivatives, net	127	8	278	7
Inventory valuation impacts, (favorable) unfavorable (2)	(35)	11	(173)	21

Adjusted refining margin	$732	$256	$1,064	$495

Total throughput barrels per day	227,637	215,968	218,339	169,848
Days in the period	92	92	273	273

Total throughput barrels	20,942,619	19,869,004	59,606,595	46,368,569

Refining margin per total throughput barrel	$45.56	$35.65	$19.28	$15.93
Adjusted refining margin per total throughput barrel	34.97	12.87	17.86	10.68
Direct operating expenses per total throughput barrel	6.15	5.69	6.06	6.62

(1)

Changes in the RFS liability include adjustments to reflect the August 2026 SRE Decision and the August 2025 SRE Decision in the amount of $253 million and $488 million for the three and nine months ended September 30, 2026 and 2025, respectively, as well as the revaluation of the RVO.

(2)

The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.

Reconciliation of Nitrogen Fertilizer Segment Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Nitrogen Fertilizer (loss) income	$(11)	$43	$117	$109
Interest expense, net	8	8	23	23
Depreciation and amortization	23	20	65	59

Nitrogen Fertilizer EBITDA and Adjusted EBITDA	$20	$71	$205	$191